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                                                                      EXHIBIT 24



                                POWER OF ATTORNEY

        I, the undersigned Director of Infogrames, Inc., a Delaware corporation, hereby constitute David J. Fremed, my true and lawful attorney with full power to him to sign for me, and in my name and in the capacity or capacities indicated below a Registration Statement on Form S-8 and any or all amendments (including post-effective amendments) and supplements thereto for the purpose of registering under the Securities Act of 1933, as amended, 13,308,345 shares of Common Stock, par value $.01 per share, of Infogrames, Inc. to be offered and sold pursuant to the Infogrames, Inc. 2000 Stock Incentive Plan.

          SIGNATURE                           TITLE                         DATE
        -------------                         -----                        -----
    /s/ Bruno Bonnell              Chairman of the Board, Chief
    ----------------------         Executive Officer (Principal
        Bruno Bonnell                   Executive Officer)          December 22, 2000


    /s/ Denis Guyennot
    ----------------------         President, Chief Operating
        Denis Guyennot             Officer, Secretary, Director     December 22, 2000

    /s/ Steven Denning
    ----------------------
        Steven Denning                       Director               December 22, 2000

    /s/ Thomas A. Heymann
    ----------------------
        Thomas A. Heymann                    Director               December 22, 2000

    /s/ Ann E. Kronen
    ----------------------
        Ann E. Kronen                        Director               December 22, 2000

    /s/ Thomas Schmider
    ----------------------                   Director               December 22, 2000
        Thomas Schmider

    /s/ Thomas Mitchell
    ----------------------                   Director               December 22, 2000
        Thomas Mitchell